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                            BELL,BOYD & LLOYD LLC
  70 West Madison Street, Suite 3100     Chicago, Illinois  60602-4207
                        312.372.1121     Fax 312.827.8000



January 24, 2005


     As counsel for Harris Associates Investment Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-38953 on each of the dates listed below:

         SERIES                                 DATE OF OPINION             DATE OF FILING
The Oakmark International Fund                  July 23, 1992               February 28, 1997
The Oakmark Equity and Income Fund              September 20, 1995          February 28, 1997
The Oakmark International Small Cap Fund        September 20, 1995          February 28, 1997
The Oakmark Select Fund                         October 22, 1996            October 23, 1996
The Oakmark Fund                                November 1, 1998            November 5, 1998
The Oakmark Global Fund                         May 21, 1999                May 21, 1999

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                     /s/ Bell, Boyd & Lloyd LLC